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EXHIBIT 10.10

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into and is effective as of this 23 day of February, 2007 (the "Effective Date"), by and between Pacific Energy Resources, Ltd., a Delaware corporation ("Company") and Jarett Creed ("Consultant") with reference to the following facts:

         A. The parties acknowledge and agree that Consultant possesses invaluable experience and expertise in connection with financial and accounting matters.

         B. Company desires to obtain the benefit of Consultant's experience and expertise by retaining Consultant to provide the services described in this Agreement to Company.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. THE CONSULTING ENGAGEMENT.

         1.1 SERVICES. Pursuant to the terms and conditions of this Agreement, Consultant shall provide such services to Company in connection with serving as Acting Chief Financial Officer of the Company (the "Services"). Consultant shall report to the Board of Directors of Company (the "Board").

         1.2 CASH COMPENSATION. As compensation for the Services under this Agreement, Consultant shall be paid monthly compensation of Six Thousand Dollars ($6,000.00).

         1.3 REIMBURSEMENT OF EXPENSES. Company shall reimburse Consultant for all reasonable out-of-pocket expenses, such as transportation, hotels, meals, and telephone, necessarily incurred by Consultant's employees in connection with their duties for any trip made at Company's request. Company will reimburse Consultant for any other payment made by Consultant to third parties only when authorized in advance by the Company. Such payment of fees and reimbursement of expenses will be made only in response to itemized invoices satisfactory to the Company, in the name of Consultant or its employees and submitted by Consultant to the Company as set forth in Paragraph 7.4.

         1.4 SPECIAL EDUCATION EXPENSES. Company shall reimburse Consultant for the expenses of attending one oil and gas accounting training session in Houston, Texas on March 14-15 at an approximate cost of $1,900.00 and one Sarbanes Oxley training session for executive officers in the Los Angeles, California region.

         1.5 GRANT OF SHARE OPTIONS. With the prior approval of the Company's Compensation Committee, the Employee shall be granted under and pursuant to the terms of the Company's 2006 Share Option Plan, options to purchase in the aggregate 200,000 shares of stock of the Company and subject to the following vesting schedule:

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                  (a)      Options to purchase 100,000 shares shall be granted
                           shortly after the signing of this Agreement, and

                  (b) Options to purchase 100,000 shares shall be granted to the Employee upon the one year anniversary of this Agreement.

2. TERM AND TERMINATION.

         2.1 TERM. This Agreement shall commence as of the Effective Date, and except as otherwise provided in this Agreement, shall continue for a period of six (6) months from the date hereof and shall then be renewed on mutually agreeable terms at the end of this period or a formal Employment Agreement shall be entered into by the parties hereto.

         2.2 TERMINATION.

                  2.2.1 This Agreement shall terminate upon a material breach of the terms of this Agreement by Consultant provided that Company has provided Consultant with written notice of such breach, and such breach, if capable of being cured, has not been cured by Consultant within 30 days of Company's delivery of written notice to Consultant. If the breach cannot be cured or is not cured by Consultant within 30 days of Company's delivery of written notice of the breach to Consultant, then Company shall pay to Consultant all accrued but unpaid fees and reimbursement of expenses. Company shall have no further obligation to Consultant under this Agreement.

                  2.2.2 This Agreement shall terminate upon the death or disability of Consultant. For this purpose "disability" shall mean shall mean the failure of Consultant to render services to Company because of physical or mental illness or other disability for a continuous period of twenty-two (22) weeks or for shorter periods aggregating more than one hundred and ten (110) days in any consecutive twelve (12) month period. On the termination of this Agreement due to Consultant's death or disability, Company shall pay to Consultant all accrued but unpaid fees and reimbursement of expenses. Company shall have no obligation to pay any additional fees to Consultant under this Agreement.

                  2.2.3 This Agreement shall termination upon a material breach of the terms of this Agreement by Company provided that Consultant has provided Company with written notice of such breach, and such breach, if capable of being cured, has not been cured by Company within 30 days of Consultant's delivery of written notice to Company. If the breach cannot be cured or is not cured by Company within 30 days of Consultant's delivery of written notice of the breach to Company, then Company shall pay to Consultant all accrued but unpaid fees and reimbursement of expenses. Company shall have no obligation to pay any additional fees to Consultant under this Agreement.

                  2.2.4 The Agreement shall terminate upon either the Consultant or the Company giving the other a four (4) weeks written notice of termination.

3. NATURE OF RELATIONSHIP. Consultant is an independent contractor and will in no event be considered an employee, partner or joint venturer of Company, notwithstanding anything contained in this Agreement or any actions of either party or circumstances arising in connection with the Services provided by Consultant pursuant to the terms of this Agreement. Consultant has no authority


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to bind Company or to incur any obligation or liability on its behalf and will not state or imply that Consultant has such authority. Consultant will not be entitled to or eligible for benefits or programs offered by Company to its employees. Consultant agrees to defend, indemnify and hold harmless, Company Indemnified Parties (defined below) from and against any and all claims, losses, debts, penalties, interest (including, but not limited to, interest on payments and penalties owed or made by Company on behalf of Consultant) and expenses (including, but not limited to, legal and accounting fees and costs) incurred by Company in defending, satisfying or settling any action brought or threatened against any of the Company Indemnified Parties, arising from a taxing authority's determination that Consultant is an employee of Company and/or Company's failure to pay or to withhold any payroll or income taxes or other tax liabilities when due on compensation paid or payable to Consultant under this Agreement and any interest and/or penalties arising from such failure.

4. CONFIDENTIAL INFORMATION. Any information provided by Company to Consultant and any information otherwise obtained by Consultant in connection with the performance of the Services (collectively "Confidential Information") will be treated by Consultant as being proprietary and confidential information of Company. With respect to all Confidential Information, unless required to do so by court order or applicable law or regulation, Consultant will not at any time during the term of this Agreement or thereafter (a) disclose such Confidential Information to any third party; or (b) exploit or use such Confidential Information except as permitted by this Agreement. Upon the request of Company, Consultant will return all Confidential Information that is in tangible form and any copies thereof in its possession or control and destroy all Confidential Information in electronic or similar form. Confidential Information will not include any information that (i) was in the public domain prior to the receipt of same by Consultant; (ii) has subsequently become part of the public domain by publication or otherwise, except by Consultant's wrongful acts; or (iii) was received by Consultant from a third party which had no obligation of secrecy with respect thereto.

5. INDEMNIFICATION BY CONSULTANT. Consultant shall indemnify, defend with counsel of Company's choice and hold harmless Company and his agents, attorneys, representatives, successors and assigns (collectively "Company Indemnified Parties") against all losses, claims, liabilities, damages and expenses, including reasonable attorneys' fees, incurred by or demanded from Company, directly or indirectly arising out of or resulting from: (i) any act or omission made by Consultant or its employees, agents or subcontractors related to services performed for Company under this Agreement which is grossly negligent or which constitutes a material breach of any of the terms of this Agreement; or
(ii) any untrue or inaccurate representation or warranty made by Consultant in this Agreement.

6. INDEMNIFICATION BY COMPANY. Company shall indemnify, defend with counsel of Consultant's choice and hold harmless Consultant and his agents, attorneys, representatives, and successors and assigns (collectively "Consultant Indemnified Parties") against all losses, claims, liabilities, damages and expenses, including reasonable attorneys' fees, incurred by or demanded from Consultant, directly or indirectly arising out of or resulting from: (i) any claim against any Consultant Indemnified Party related to Services performed by a Consultant Indemnified Party under this Agreement; provided that the Consultant Indemnified Party was not grossly negligent in performing such Services; (ii) any untrue or inaccurate representation or warranty made by Company in this Agreement.

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7. GENERAL PROVISIONS.

         7.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes any and all prior agreements, representations and understandings of the parties, written or oral. In the course of any prior dealings between the parties, no uses of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms of this Agreement. There are no conditions to the full effectiveness of this Agreement, and there are no oral or other written representations or agreements between the parties concerning the subject matter of this Agreement except as so expressly set forth herein. Any representation, promise or condition, whether oral or written, not specifically incorporated in this Agreement, shall be of no valid or binding effect upon the parties. Each party to this Agreement further represents, warrants and agrees that it is not relying, and has not relied, upon any representation, warranty or statement, oral or written, made by any other party to this Agreement with respect to this Agreement, except as expressly set forth in this Agreement.

         7.2 BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of each of the parties to this Agreement. Company may assign this Agreement to any successor or assignee.

         7.3 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the State of California, without regard to principles of conflict of laws.

         7.4 NOTICE. All notices, requests, consents, directions, and demands under this Agreement shall be deemed given and delivered when duly deposited in the United States mail, postage prepaid, return receipt requested, or transmitted by electronic mail or facsimile machine, or personally delivered, addressed to either party at their respective addresses. Any party to this Agreement may change their address by giving ten (10) days written notice to the other party to this Agreement.

         7.5 ATTORNEYS' FEES. In the event of any controversy, claim or dispute between the parties to this Agreement arising out of or relating to this Agreement or the breach of this Agreement, the prevailing party shall be entitled in such proceeding to recover attorneys' fees, arbitration fees and all other expenses and costs.

         7.6 ADVICE OF COUNSEL. Each party represents and warrants that in executing this Agreement such party has had the opportunity to obtain independent accounting, financial, investment, legal, tax and other appropriate advice; that the terms of the Agreement have been carefully read by such party and its consequences explained to such party by its independent advisors, and that such party fully understands the terms and consequences of this Agreement. Each party further represents and warrants that, in executing this Agreement, such party has not relied on any inducements, promises or representations made by the other party (except those expressly set forth in this Agreement) or the accountants, attorneys or other agents representing or serving the other party. Each party represents and warrants that its execution of this Agreement is free and voluntary.

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         7.7 INTERPRETATION. This Agreement shall be construed in accordance with its fair meaning as if prepared by all parties to this Agreement, and shall not be interpreted against either party on the basis that it was prepared by one party or the other. The captions, headings and subcaptions used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement. Words used in this Agreement in the masculine gender shall include the neuter and feminine gender, words used in this Agreement in the neuter gender shall include the masculine and feminine, words used in this Agreement in the singular shall include the plural, and words used in the plural shall include the singular, wherever the context so reasonably requires.

         7.8 AMENDMENT AND WAIVER. No provision of this Agreement or any of the documents referred to in this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated, except by a writing signed by or on behalf of each party to this Agreement.

         7.9 SEVERABILITY. If any provision of this Agreement or the application of any provision to any person or circumstance shall be invalid or unenforceable, the remainder of this Agreement and the application of such provision or provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which, if originally executed, shall be binding upon each of the parties signing thereon, and all of which taken together shall constitute one and the same instrument. The parties intend to execute two complete copies of this Agreement, one to be returned by each of them, either of which shall be deemed an original of this Agreement.

         7.11 AUTHORITY. The parties to this Agreement represent and warrant that they have full power, authority and legal right to execute and deliver, and to perform and observe the provisions of, this Agreement and to carry out the transactions contemplated in this Agreement. The execution, delivery and performance by the Company has been duly authorized by all necessary legal action and the parties have obtained any necessary legal action.

         7.12 FURTHER ASSURANCES. Each party agrees and covenants that it will at any time and from time to time, upon the request of the other execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required to carry out the terms and provisions of this Agreement.

         7.13 CUMULATIVE RIGHTS AND REMEDIES. The rights and remedies of the parties under this Agreement shall not be mutually exclusive, and the exercise by any party of any right to which it is entitled shall not preclude the exercise of any other right it may have.

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         7.14 ARBITRATION. In the event of a dispute arising from this
Agreement, the parties agree to try in good faith to resolve the dispute through mediation by selecting a third party to help them reach an agreement. If they are unable to resolve the dispute through mediation, within sixty (60) days from the date notice is first given by one party to the other as to the existence of such a dispute, they agree to submit to resolution by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Any hearing under the Rules shall take place at Los Angeles, California in accordance with Rule 11 of the Rules. The hearing shall be before one arbitrator in accordance with Rule 17 of the Rules. The provisions of
Section 1283.05 of the California Code of Civil Procedure are incorporated into and made a part of this Agreement. Any award rendered by the Arbitrator pursuant to this Agreement and the Rules shall be enforceable in the Superior Court of the County of Los Angeles, in and for the State of California as the court having exclusive jurisdiction over such arbitration. Such arbitration shall be binding and final. IN AGREEING TO ARBITRATION, THE PARTIES ACKNOWLEDGE THAT IN THE EVENT OF A DISPUTE ARISING FROM THIS AGREEMENT, EACH PARTY IS GIVING UP THE RIGHT TO HAVE THE DISPUTE DECIDED IN A COURT OF LAW BEFORE A JUDGE OR JURY AND INSTEAD ARE ACCEPTING THE USE OF ARBITRATION FOR RESOLUTION.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

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"COMPANY"                                   "CONSULTANT"

Pacific Energy Resources Ltd.,              Jarett Creed
A Delaware corporation



By:  /s/ Darren Katic                       /s/ Jarett Creed
     -------------------------------        ----------------------------

Name:  Darren Katic
       -----------------------------

Its:  President
      ------------------------------

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